Exhibit 5.1

Louisiana | Mississippi | Texas | Florida | Alabama | North Carolina | London

April 3, 2015

Renasant Corporation

209 Troy Street

Tupelo, Mississippi 38804-4827

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Renasant Corporation, a Mississippi corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 and related Prospectus, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, for the purpose of registering an aggregate of 9,543,980 shares of common stock, par value $5.00 per share, of the Company (the “Shares”), to be issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated December 10, 2014 by and among Renasant Corporation, Renasant Bank, Heritage Financial Group, Inc. and HeritageBank of the South (the “Merger Agreement”).

In rendering this opinion, we have examined and relied upon the original, or a photostatic or certified (or otherwise satisfactorily identified) copy, of such records of the Company and certificates of officers of the Company, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below, including without limitation (1) the Articles of Incorporation of the Company, (2) the Restated Bylaws of the Company, as amended, (3) the Merger Agreement and (4) the Registration Statement.

In such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to us by the Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and representations made to us by officers of the Company, we are of the opinion that:

(1) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Mississippi.

(2) The issuance of the Shares has been duly authorized and, when the Registration Statement has been declared effective by order of the Commission and the Shares have been duly issued in accordance with the terms and conditions of the Merger Agreement, the Shares will be legally issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Mississippi. We express no opinion as to matters governed by the laws of any other state. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

COUNSELORS AT LAW

Canal Place | 365 Canal Street, Suite 2000 | New Orleans, Louisiana 70130-6534 | 504-566-1311 | 504-568-9130 Fax | phelpsdunbar.com

This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

We hereby consent to be named in the Registration Statement under the heading “Legal Matters” as the law firm which passed on the validity of the Shares and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the General Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ PHELPS DUNBAR LLP